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                                                                   EX.99.906CERT

         CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the The Mexico Equity and Income Fund, Inc., does hereby certify, to such officer's knowledge, that the report on Form N-CSR of the The Mexico Equity and Income Fund, Inc. for the period ended January 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the The Mexico Equity and Income Fund, Inc. for the stated period.

/s/ Maria Eugenia Pichardo               /s/ Gerald Hellerman
---------------------------------------  ---------------------------------------
Maria Eugenia Pichardo                   Gerald Hellerman
President                                Chief Financial Officer
The Mexico Equity and Income Fund, Inc.  The Mexico Equity and Income Fund, Inc.

Dated: April 8, 2005                     Dated: April 8, 2005
       --------------------------------         --------------------------------


This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Mexico Equity and Income Fund, Inc. for purposes of the Securities Exchange Act of 1934.